Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated March 19, 2021 (except for the last paragraph of Note 1, as to which the date is April 5, 2021), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-254534) and related Prospectus of Reneo Pharmaceuticals, Inc. for the registration of 6,250,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

April 5, 2021